                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Moore-Handley, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              MOORE-HANDLEY, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 2001

     The annual Meeting of the shareholders of Moore-Handley, Inc. (the "Corporation") will be held on Thursday, April 26, 2001, at 10:00 A.M., local time at the Wynfrey Hotel at 1000 Riverchase Galleria, Hoover, Alabama, for the following purposes:

           1) To elect directors for the ensuing year;

           2) To consider and vote upon a proposal to approve the Moore-Handley, Inc. 2001 Incentive Compensation Plan, as described in the accompanying Proxy Statement;

           3) To ratify the appointment by the Board of Directors of Ernst & Young LLP, certified public accountants, as independent auditors for the year 2001;

           4) To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 12, 2001, will be entitled to vote at the meeting. A list of shareholders eligible to vote at the meeting will be available for inspection at the meeting and during business hours at the Corporation's office, at the address set forth below from April 16, 2001, to the date of the meeting.

     Whether you expect to attend the Annual Meeting or not, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it without delay in the enclosed envelope, which requires no additional postage if mailed in the United States.

                                           By Order of the Board of Directors

                                           Gary Smith
                                           Chief Financial Officer

3140 Pelham Parkway
Pelham, AL 35124
March 30, 2001

                IT IS IMPORTANT THAT THE ENCLOSED PROXY CARD BE
                        COMPLETED AND RETURNED PROMPTLY

                              MOORE-HANDLEY, INC.

                                PROXY STATEMENT

                                 MARCH 30, 2001

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Moore-Handley, Inc. (the "Corporation") for use at the Annual Meeting of its shareholders to be held on April 26, 2001.

     Shares cannot be voted at the meeting unless the owner thereof is present in person or by proxy. Any person giving a proxy may revoke it by written notice to the Corporation at any time prior to its exercise. In addition, although mere attendance at the meeting will not revoke the proxy, a person present at the meeting may withdraw his proxy and vote in person. All properly executed and unrevoked proxies in the accompanying form which are received in time for the meeting will be voted at the meeting or any adjournment thereof in accordance with any specification thereon, or if no specification is made, will be voted FOR the election of the five persons nominated for election as directors.

     The Annual Report of the Corporation (which does not form part of the proxy solicitation material) including the financial statements of the Corporation for the fiscal year 2000, is enclosed herewith.

     The mailing address of the principal executive offices of the Corporation is P.O. Box 2607, Birmingham, Alabama 35202. This Statement and the accompanying form of proxy are being mailed to the shareholders of the Corporation on March 30, 2001.

                               VOTING SECURITIES

     The Corporation has only one class of voting securities, its Common Stock. On March 12, 2001, 1,818,643 shares of Common Stock were outstanding. As to each matter presented to the shareholders' meeting, each shareholder of record at the close of business on March 12, 2001 will be entitled to one vote for each share of Common Stock owned on that date.

                             ELECTION OF DIRECTORS

     The affirmative vote of a plurality of the votes cast is required to elect the directors. Abstentions from voting on these proposals (including broker non-votes) will have no effect on the outcome of the vote. Unless otherwise directed, the persons named in the accompanying form of proxy intend to vote at the Annual Meeting for the election of the nominees named in the following table as directors of the Corporation to serve until the next Annual Meeting and until their successors are duly elected and have qualified. If any nominee is unable to be a candidate when the election takes place, the shares represented by valid proxies will be voted in favor of the remaining nominees and for such person, if any, as shall be designated by the present Board of Directors to replace such nominee. The Board of Directors does not presently anticipate that any nominee will be unable to be a candidate for election.

     Messrs. Riley, Marks, and Stubbs were elected to his present term of office at the last Annual Meeting of shareholders. Messrs. Gaines and Palmer were elected to the Board to fill the vacancies created by the resignation of Ron Juvonen, and the death of L. Ward Edwards.

     The following information with respect to the principal occupation or employment, other affiliations and business experience of each nominee during the last five years has been furnished to the Corporation by such nominee. Except as indicated each of the nominees has had the same principal occupation for the last five years.

INFORMATION REGARDING NOMINEES FOR ELECTION AS DIRECTOR

     The Corporation's current Board of Directors consists of the five directors listed below, each of whom will stand for election at the annual meeting.

     William Riley -- Chairman and Director of the Corporation since 1981, Chief Executive Officer since April 1997; Age 69.

     Pierce E. Marks, Jr. -- President, Chief Executive Officer from 1981 to June 1995; Vice Chairman from June 1995 to December 1999 and Director of the Corporation and member of the Executive Committee since 1981; Age 72.

     Michael B. Stubbs -- Private investor; Director, Lyon, Stubbs & Tompkins, Inc., New York, New York (Investment advisors) from 1984 to August 1996; Secretary/Treasurer and Director, S&P Cellular Holdings, Inc. (cellular communications) from 1989 to November 1995 and Chairman from 1991 to November 1995; Secretary/Treasurer and Director, Petroleum Communications (cellular communications) from 1990 to November 1995 and Chairman from 1991 to November 1995. Director of the Corporation since 1981; Age 52.

     Michael Palmer -- Investor. Retired since 1984; Founder and CEO of Associated European Capital Corp., (investment banking), from 1980 to 1984; Managing Director, Saudi Arabian Investment Co., (investment banking), from 1974 to 1980; Head of International Finance, Shearson, Hammil Co. (investment banking), from 1969 to 1974; Age 68.

     Michael Gaines -- was employed by Grossman's, a home center chain, from 1993 to 1996; President and Chief Operating Officer from 1996 to present; age 58.

                  INFORMATION REGARDING THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD

     The Board of Directors of the Corporation has Executive and Audit Committees, but does not presently have nominating and compensation committees.

     Executive Committee. Members: Messrs. Riley and Marks. The Executive Committee may, between meetings of the Board of Directors, exercise all of the authority of the Board in the management of the business and affairs of the Corporation, except with respect to certain significant corporate matters reserved to the Board by Delaware law, such as amendments to the Certificate of Incorporation or By-Laws of the Corporation.

     Audit Committee. Members: Messrs. Palmer, Marks and Stubbs. The Board of Directors of the Corporation has adopted a written charter for the Audit Committee, a copy of which is attached hereto as Appendix A. The Audit Committee's functions include recommending to the Board of Directors the selection of the Corporation's independent auditors, reviewing with such auditors the plan and results of their audits, reviewing and discussing the Company's audited financial statements with the Company's management, and certain other matters specified in the written charter of the Audit Committee. The members of the Audit Committee are independent, as "independence" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers Listing Standards, except for Mr. Marks. Mr. Marks does not qualify as an "independent" director because he was an employee of the Corporation prior to his retirement at the end of 1999 and he received compensation from the Corporation of $78,269 under a consulting agreement with the Corporation. The Board has determined to waive the independence requirement in the case of Mr. Marks because in light of Mr. Marks' familiarity with the Corporation and understanding of fundamental financial statements, it has determined that it is in the best interest of the Corporation and its shareholders for Mr. Marks to serve on the Audit Committee.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During the 2000 fiscal year the Board of Directors held two meetings, the Executive Committee met informally numerous times, and the Audit Committee met twice. During such fiscal year a quorum was present at all of the meetings of the Board, and each director who was a member of the Executive Committee or Audit Committee attended all of the meetings of such Committee.

COMPENSATION OF DIRECTORS

     No director received compensation for his services as director or member of the Executive or Audit Committees, except for the annual grant to the non-employee director of Special Options to purchase 2,000 shares of the Corporation's Common Stock granted to Mr. Stubbs. Each such Special Option is granted at an exercise price equal to the market value of the Common Stock on the date of the grant and becomes exercisable six months after the date of grant. The term of such Option is ten years, subject to termination on the third anniversary of the date the holder ceases to be a director of the Corporation.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors of the Corporation (i) has reviewed and discussed the audited financial statements of the Corporation for the year ending December 31, 2000 with management of the Corporation; (ii) has discussed with Ernst & Young, the independent auditors of the Corporation, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU380); (iii) has received the written disclosures and the letter from Ernst & Young, the Corporation's independent accountants, required by Independence Standards Board's Standard No. 1 (Independence Standards Board's Standard No. 1, Independence's Discussions with Audit Committees), and (iv) has discussed with Ernst & Young its independence in relation to the Corporation. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Corporation that the audited financial statements be included in the Company's Annual Report on Form 10-K for its fiscal year ending December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Michael Palmer
                                          Pierce E. Marks, Jr.
                                          Michael B. Stubbs

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE EXECUTIVE AND AUDIT COMMITTEE ON EXECUTIVE COMPENSATION

     This report by the members of the Executive and Audit Committees of the Board of Directors of the Corporation describes the policies guiding the compensation paid to the Corporation's Chief Executive Officer and other executive officers for 2000.

     Messrs. Riley and Marks, who comprise the Executive Committee of the Board of Directors, determine the compensation payable to executives other than themselves. Messrs. Stubbs, and Palmer, independent directors who are members of the Audit Committee, approve the compensation payable to Messrs. Riley and Marks.

EXECUTIVE COMPENSATION POLICIES

     The Corporation's compensation policies for its executive officers incorporate both fixed base salaries and variable, at-risk compensation opportunities in total compensation packages intended to take into consideration individual and overall corporate performance and to achieve the following specific goals:

          - ensure that the Corporation can attract and retain highly competent individuals whose performance is essential to the future growth and success of the Corporation; and

          - ensure that executive compensation reflects corporate performance by tying a significant portion of total compensation to the achievement of specified corporate performance objectives.

FIXED COMPENSATION

     Base salary is the fixed component of each executive officer's total compensation package.

VARIABLE COMPENSATION

     The variable component of each executive officer's total compensation package is comprised of an annual and a long-term part:

          - the opportunity to receive a cash payment under the Corporation's Bonus Program (the "Bonus Program"), based on the Corporation's actual performance in a given year against certain established objectives; and

          - the opportunity to benefit from the appreciation in value of the Corporation's common stock through stock options, granted under the Corporation's 1991 Incentive Compensation Plan (the "1991 Plan"), which expires April 2001 and, if approved by the Corporation's shareholders at the Annual Meeting, under the corporation's 2001 Incentive Compensation Plan.

          - The opportunity to purchase Common Stock under the Company's Employee Stock Purchase Plan.

     Through the Bonus Program, executive officers, excluding Mr. Riley, are eligible to participate in an annual bonus pool, which consists of 20% of the amount, if any, by which the Corporation's current net income exceeds the prior year's net income. In 2000, the threshold amount was not achieved; therefore no cash bonuses were paid. In 1999, the threshold amount was achieved and a bonus pool of $22,675 was established. Michael J. Gaines, President, received $7,558 of this pool. The balance was paid out as determined by the Executive Committee, after consultation with key managers.

     The purpose of the 1991 Plan is to assist in attracting and retaining skilled management personnel and strengthening the mutuality of interest between them and the Corporation's shareholders. Under the 1991 Plan, executive officers are eligible to receive grants of stock options, stock appreciation rights, restricted stock and deferred stock. The 1991 Plan is administered by a Committee consisting of Messrs. Riley and Marks (the "Committee") who are not eligible to receive discretionary grants or awards under the 1991 Plan. The Committee has the authority to select employees to receive grants and awards thereunder and determine the number of shares subject to such grants and awards and the exercise price, restrictions, exercisability, transfer, vesting and other terms and conditions thereof. It is the Corporation's policy to award option grants of significant amounts when deemed appropriate.

APPLICATION OF PHILOSOPHY

     Messrs. Riley and Marks are substantial shareholders of the Corporation and as such have an economic incentive to increase the value of the Corporation. In each of their cases, the Audit Committee has kept their base salaries at levels which are low compared to competitive practices. The Audit Committee believes each of them has a substantial economic incentive to enhance the value of the Corporation's stock and therefore need not be paid salary on a competitive basis. As a part of their compensation, however, Messrs. Riley and Marks did receive a special one-time automatic grant on April 12, 1991, of non-qualified Special Options with an exercise price that was approximately 143% of the fair market value of the stock on the date of the grants. These options were surrendered in 1998 in connection with purchases of stock under the Employee Stock Purchase Plan. In addition, in 1999, Mr. Riley received a bonus of $7,558 which was determined by the Audit Committee.

     In keeping with the rationale that key employees compensation should be significantly dependent on the performance of the Corporation, the base salary for Mr. Gaines is also low compared to competitive practice. He received a substantial grant of stock options in 1997 under the 1991 Plan with an exercise price equal to the fair market value of the stock on the date of grant and which becomes exercisable in annual installments over five years. Mr. Gaines also participated in the Bonus Program in 1999.

                                          William Riley
                                          Pierce E. Marks, Jr.
                                          Michael B. Stubbs
                                          Michael Palmer
                                          Michael Gaines

     The following graph compares Moore-Handley's total stockholder return over the last five fiscal years with the cumulative total return (assuming reinvestment of dividends) of all U.S. companies traded on The NASDAQ Stock Market(SM) and of all The Nasdaq Stock Market(SM) companies in the same U.S. Department of Commerce Standard Industrial Classification (wholesale trade -- durable goods) as the Corporation.

                                                                             THE NASDAQ STOCK MARKET    WHOLESALE TRADE - DURABLE
                                                   MOORE-HANDLEY, INC.                INDEX                    GOODS INDEX
                                                   -------------------       -----------------------    -------------------------
1995                                                     100.0                        100.0                       100.0
1996                                                      82.5                        123.0                       103.5
1997                                                      69.0                        150.7                       105.0
1998                                                      63.5                        212.5                        96.0
1999                                                      38.1                        394.9                       109.0
2000                                                      31.7                        237.7                        75.1

EXECUTIVE COMPENSATION

     The following table sets forth all compensation for services in all capacities to the Corporation and its subsidiary during the years 1998 -- 2000 of the Chief Executive Officer and each other executive officer of the Corporation whose cash compensation exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM COMPENSATION
                                                            ANNUAL                    AWARDS
                                                         COMPENSATION         ----------------------
                                                    -----------------------   SECURITIES UNDERLYING
                                                       SALARY        BONUS           OPTIONS
                                             YEAR        $             $                #
                                             ----   ------------     ------   ----------------------
William Riley..............................  2000     $150,000
  Chairman and CEO                           1999     $150,000       $7,558
                                             1998     $150,000
Michael J. Gaines..........................  2000     $150,000
  President and COO                          1999     $150,000       $7,558
                                             1998     $141,451                        75,000
Andrew W. Reid.............................  2000     $109,075
  Vice President -- Sales                    1999     $123,300
                                             1998     $109,141                        25,000
Robert H. Grear............................  2000     $128,968                        75,000
  Vice President -- Operations               1999     $ 61,155(1)
Gary Smith.................................  2000     $ 18,333(2)                     10,000
  Chief Financial Officer

(1) The reported amounts for Robert H. Grear reflect his compensation for the period from June 21, 1999, when he joined the company.
(2) The reported amounts for Gary Smith reflect his compensation for the period from November 06, 2000, when he joined the company.

     The following table sets forth information as to options outstanding as of December 31, 2000 held by each of the executive officers named in the Summary Compensation Table. No options were exercised during 2000.

     The following table sets forth information as to options granted during 2000.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                           % OF TOTAL                                         RATES OF STOCK PRICE
                          NUMBER OF         OPTIONS                                             APPRECIATION FOR
                         SECURITIES        GRANTED TO                                              OPTION TERM
                         UNDERLYING        EMPLOYEES                                          ---------------------
NAME                   OPTIONS GRANTED   IN FISCAL YEAR   EXERCISE PRICE   EXPIRATION DATE       5%          10%
----                   ---------------   --------------   --------------   ----------------   ---------   ---------
Robert H. Grear......      75,000             --              $1.313         August 2, 2011   $127,530    $160,264
Gary Smith...........      10,000             --              $1.090       November 6, 2011   $ 14,116    $ 17,739

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                                                         VALUE OF
                                                       NUMBER OF SECURITIES         UNEXERCISED IN-THE-
                                                      UNDERLYING UNEXERCISED               MONEY
                                                       OPTIONS AT FY-END(#)        OPTIONS AT FY-END($)
NAME                                                 EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                                                 -------------------------   -------------------------
Michael J. Gaines..................................        15,000/10,000(1)           $0/$0
Michael J. Gaines..................................        30,000/20,000(2)           $0/$0
Andrew W. Reid.....................................        10,000                     $0/--
Andrew W. Reid.....................................        12,000/ 3,000(3)           $0/$0
Robert H. Grear....................................             0/75,000(4)           $0/$0
Gary Smith.........................................             0/10,900(5)           $0/$0

---------------

(1) Exercisable in five annual installments commencing on January 13, 1998.
(2) Exercisable in five annual installments commencing on April 2, 1998.
(3) Exercisable in five annual installments commencing on November 1, 1997.
(4) Exercisable in five annual installments commencing on August 2, 2001.
(5) Exercisable in five annual installments commencing on November 6, 2001.

     Pension Plan. The Moore-Handley, Inc. Salaried Pension Plan (the "Pension Plan") is a defined benefit plan covering all salaried employees. Normal retirement benefits are based on an employee's final average earnings and years of service and are payable to participants commencing at age 65. Final average earnings are based on total salary and bonus but exclude any income realized from stock options. Benefits are not reduced for Social Security or other offset amounts.

     The following table shows the combined estimated annual retirement benefits payable to employees under the Pension Plan and the Corporation's prior Plan who retire at age 65 at the stated levels of Final Average Earnings and years of service at retirement.

                                                             ANNUAL RETIREMENT BENEFIT
                                                           FOR SPECIFIED YEARS OF SERVICE
                                                      ----------------------------------------
                                                        10         20         30         40
FINAL AVERAGE EARNINGS                                 YEARS      YEARS      YEARS      YEARS
----------------------                                -------    -------    -------    -------
$ 50,000............................................  $ 4,389    $ 8,779    $13,168    $17,558
  75,000............................................    7,514     15,029     22,543     30,058
 100,000............................................   10,639     21,279     31,918     42,558
 125,000............................................   13,794     27,529     41,293     55,058
 150,000............................................   16,889     33,799     50,668     67,558
 170,000............................................   19,389     38,779     58,168     77,558
 175,000............................................   20,014     40,029     60,043     80,058
 200,000............................................  $23,139    $46,279    $69,418    $92,558

     As of December 31, 2000, Messrs. Riley, Marks, Gaines, Reid, Grear and Smith had 40, 29, 4, 29, 2 and less than 1 years of service respectively, under the Pension Plan.

CERTAIN TRANSACTIONS

     The cost of leasing office space, and related overhead costs in New York City used by Mr. Riley, who spends a majority of his time serving as executive officer and director of the Corporation are shared by the Corporation and two unrelated manufacturing companies. In 2000 these unrelated manufacturing companies paid an aggregate of $86,850 to the Corporation, representing 49% of the cost to the Corporation of maintaining such offices. Messrs. Riley and Marks are a substantial stockholders and directors of such unrelated companies, and Mr. Stubbs is a substantial stockholder of one of these companies, but none of Messrs. Riley, Marks or Stubbs participates in the day-to-day management thereof.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Riley and Marks, who comprise the Executive Committee, were involved in the determination of compensation for executive officers of the Corporation, other than themselves, for the past fiscal year. Messrs. Stubbs and Palmer, outside directors of the Corporation, approved the compensation payable to Mr. Riley.

                     PROPOSAL TO APPROVE THE 2001 INCENTIVE
                               COMPENSATION PLAN

     On March 23, 2001, the Board of Directors adopted the Moore-Handley, Inc. 2001 Incentive Compensation Plan (the "Incentive Plan") to assist in attracting and retaining skilled management personnel and strengthening the mutuality of interests between them and the Corporation's shareholders. The principal features of the Incentive Plan are summarized below, but reference is made to the copy of the Incentive Plan, attached as Appendix B to this Proxy Statement, for a complete description of the terms thereof.

     The Incentive Plan provides for the grant by a committee of non-employee directors (the "Committee") of stock options, restricted stock grants and deferred stock grants to officers (approximately 5 to 10 persons) and other key executive and management employees of the Corporation and its subsidiaries (approximately 10 to 20 persons), and also provides for the automatic grant of stock options ("Special Options") to non-employee directors of the Corporation ("Independent Directors"). The key management employees eligible to receive grants and awards under the Incentive Plan (other than Special Options) are selected by the Committee. The maximum number of shares of the Corporation's Common Stock ("Stock") that may be issued under the Incentive Plan is 460,000 shares which may be either authorized and unissued shares or shares repurchased and held in the treasury. In case of a stock split, stock dividend, recapitalization, merger, consolidation or similar change affecting the Stock, appropriate adjustments will be made in the number of shares issuable under the Incentive Plan and subject to outstanding grants and awards and in the exercise price of outstanding options. If shares subject to an option are not issued before the expiration or termination of such option or if shares subject to a restricted or deferred stock award are forfeited, those shares would become available for inclusion in future grants or awards. The Committee is composed of two or more non-employee directors of the Corporation.

     The Committee will have the authority to administer the Incentive Plan. Pursuant to that authority, the Committee may establish rules and regulations for the operation of the Incentive Plan, select employees to receive grants and awards thereunder and determine the number of shares subject to such grants and awards and the exercise price, restrictions on exercisability, transfer and vesting and other terms and conditions thereof. The Committee may grant options under the Incentive Plan in exchange for outstanding options or awards, including options that are more favorable to the employee, and the shares covered by the option surrender in exchange will become available for future grants or awards under the Incentive Plan.

GRANTS AND AWARDS (OTHER THAN SPECIAL OPTIONS)

     Stock Options. The Committee may grant eligible employees non-qualified options and options qualifying as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"). The option price of an incentive stock option must be not less than the fair market value of the Stock on the date of grant. The option price for a non-qualified stock option must be not less than 50% of the fair market value of the Stock on the date of grant. To exercise an option, an employee must pay the option price in cash, or if permitted by the Committee, by delivering a note or shares of Stock already owned by the employee, including shares of restricted or deferred stock awards, that have a fair market value equal to the option price. The Incentive Plan would authorize the Committee to permit an option holder to pay the option price through a brokered "cashless exercise" arrangement. The term of each option will be fixed by the Committee but may not exceed 10 years from the date of grant. The Committee will determine the time or times at which each option granted to an employee may be exercised. Such options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee. As of March 20, 2001, Common Stock traded at $1.09.

     Restricted Stock Grants. The Committee may also issue or transfer shares of Stock to an employee under a restricted stock grant. The grant would set forth a restriction period (including a period related to the attainment of performance goals) during which the shares of restricted stock could not be sold or otherwise transferred and would remain subject to forfeiture. During this period, the employee would generally have all the rights of a stockholder, including the right to vote the shares and receive dividends.

     Deferred Stock Grants. The Committee may also make deferred stock awards to employees under the Incentive Plan. These are non-transferable awards entitling the employee to receive shares of Stock without any payment in one or more installments at a future date or dates, as determined by the Committee. Receipt of deferred stock may be conditioned on such matters as the Committee shall determine, including continued employment or attainment of performance goals. Any deferral restrictions under a deferred stock award may be accelerated or waived by the Committee at any time prior to termination of employment. Amounts equal to cash dividends on the deferred stock may be paid to the employee or deemed reinvested in additional shares of deferred stock.

     Termination of Employment. Unless otherwise determined by the Committee, in the event of termination of employment by reason of retirement, disability or death, any option held by the employee may thereafter be exercised to the extent it was exercisable at the time of termination (or on such accelerated basis as the Committee may determine) for a period of 3 years (or such shorter period as the Committee shall determine at grant), subject in each case to the stated term of the option. Shares of restricted stock subject to restriction or deferred stock will vest or be forfeited under comparable rules. In the event of termination of employment for any reason other than retirement, disability or death, unless otherwise determined by the Committee, any options held by the employee will be canceled and any shares of restricted or deferred stock then outstanding as to which the period of restriction has not lapsed will be forfeited.

     Change in Control Provisions. The Incentive Plan provides that, except as provided below, in the event of a "change in control" (as defined in the Incentive Plan), (i) all outstanding stock options will become immediately exercisable and, in connection with such change in control, the Committee may, in its discretion, provide that each stock option shall, upon such change in control, be canceled in exchange for a payment of an amount equal to the excess, if any, of the highest price paid at any time during the 60-day period immediately preceding the change in control; and (ii) the restrictions and deferral limitations applicable to outstanding restricted stock and deferred stock will lapse and such stock will fully vest.

     Notwithstanding the foregoing, the Committee may provide for the Stock Option, restricted stock or deferred stock award to be honored or assumed, or new rights in respect of publicly traded stock substituted therefor, by the succeeding employer (or its parent or other affiliate) if certain findings are made.

SPECIAL OPTIONS

     Independent Director Options. The Incentive Plan provides for the automatic grant to each non-employee director of the Corporation on the day following each Annual Meeting of Stockholders during the term of the Incentive Plan, commencing with the 2001 Annual Meeting, of a non-qualified Special Option to purchase 2,000 shares of the Corporation's Common Stock, at an exercise price equal to the fair market value of such stock on the date of grant. Each such option shall become exercisable immediately after the date of grant and shall have a term of 10 years from the date of grant, subject to termination on the third anniversary of the date the option holder ceases to be a director of the Corporation.

FEDERAL INCOME TAX CONSEQUENCES

     Stock Options. The grant of an incentive stock option or a nonqualified stock option would not result in income for the grantee or in a deduction for the Corporation. The exercise of a nonqualified stock option generally would result in ordinary income for the grantee and a deduction for the Corporation measured by the difference between the fair market value at the time of exercise of the shares acquired and the option price. Income tax withholding would be required at the time income is recognized. The exercise of an incentive stock option would not result in ordinary income for an employee if the employee (i) does not dispose of the shares within two years after the date of grant of the option or one year after the exercise, and (ii) is an employee of the Corporation or a subsidiary from the date of grant until at least three months before the exercise date. If these requirements are met, the employee's basis in the shares upon later disposition would be the option price, and any gain realized upon disposition of such shares would be taxed to the employee as long-term capital gain, and the Corporation would not be entitled to any deduction. The excess of the market value of the shares on the exercise date over the option price is considered as income for purposes of the alternative minimum tax; therefore, a grantee is potentially subject to the minimum tax on such excess. If the employee disposes of the shares acquired under an incentive stock option prior to the expiration of either of the holding periods described above, the employee would recognize ordinary income, and the Corporation would be entitled to a deduction, equal to the excess of the fair market value of the shares on the exercise date or the amount realized on disposition, whichever is the lesser, over the option price. If the amount realized on disposition exceeds the fair market value at the date of exercise, such excess would be treated as long-term or short-term capital gain, depending on whether the shares are held for the requisite holding period.

     Deferred Stock Awards. The grant of a deferred stock award would not result in income for the grantee or in a deduction for the Corporation. Upon the receipt of shares under a deferred stock award, the grantee would recognize ordinary income and the Corporation would be entitled to a deduction measured by the cash or the fair market value of the shares received. Income tax withholding would be required at the time income is recognized.

     Restricted Stock Grant. The grant of restricted stock will not result in income for the grantee or in a deduction for the Corporation, unless the grantee timely elects under Code Section 83(b) to have income recognized (at the fair market value of the restricted stock) at the time of the grant. Absent such election, dividends paid while the stock remains subject to such restrictions would be taxable to the recipient and deductible by the company as compensation. At the time the restrictions lapse, the grantee would recognize ordinary income, and the Corporation would be entitled to a deduction, equal to the fair market value of the shares at the time of lapse. Income tax withholding would be required. The foregoing is a summary of the principal federal income tax consequences of transactions under the Incentive Plan. It does not describe all federal tax consequences under the Incentive Plan, nor does it describe state or local tax consequences.

OTHER INFORMATION

     The Board of Directors may amend or terminate the Incentive Plan at any time, but no such termination shall affect any stock options, restricted stock awards or deferred stock awards then outstanding under the Incentive Plan, and, without approval of the Corporation's stockholders, no such amendment may increase the number of shares of stock issuable under the Incentive Plan; decrease the exercise price under any option to less than 50 percent of the fair market value of the stock on the date of grant; materially change the class of employees eligible to participate in the Incentive Plan; or extend the maximum option period beyond 10 years. Unless terminated by action of the Board, the Incentive Plan will continue for a ten-year term expiring April 26, 2011.

STOCKHOLDER APPROVAL

     The affirmative vote by a majority of the total votes cast on the proposal by holders of shares of the stock present in person or represented by proxy and entitled to vote at the 2001 Annual Meeting is required for approval of the Incentive Plan. Abstention from voting on the proposal will have the same effect as a vote against the proposal. Broker non-votes will have no effect on the out come. Unless so approved, the Special Options previously granted to Independent Directors and the non-qualified stock options previously granted to other officers and employees will terminate, and no further options or awards will be granted or made under the Incentive Plan (including Special Options to Independent Directors).

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE INCENTIVE PLAN.

                        SECURITY OWNERSHIP BY MANAGEMENT

     The following table gives information concerning the beneficial ownership of the Corporation's Common Stock on March 3, 2000 by (i) each nominee for election as a director, (ii) each of the executive officers named in the Summary Compensation Table, and (iii) all directors and executive officers of the Corporation as a group.

                                                                   AMOUNT AND NATURE OF
                                                                  BENEFICIAL OWNERSHIP(1)
                                                                ---------------------------
                                                                   SHARES         PERCENT
                                                                BENEFICIALLY        OF
BENEFICIAL OWNERS                                                  OWNED           CLASS
-----------------                                               ------------    -----------
William Riley(2)(3).........................................       455,958         22.39%
Pierce E. Marks, Jr.(2)(3)(5)...............................       354,258         17.39%
Michael B. Stubbs(4)(6)(8)..................................       233,915         11.49%
Michael Palmer(7)...........................................        42,300          2.08%
Michael J. Gaines(2)(9).....................................        86,400          4.24%
Andrew W. Reid(2)(10).......................................        25,600          1.26%
Robert H. Grear(2)(11)......................................        75,000          3.68%
Gary Smith(2)(12)...........................................        10,000          0.49%
All directors and executive officers as a group (9
  persons)..................................................     1,284,331         63.06%

---------------

 (1) The information as to beneficial ownership is based on statements furnished to the Corporation by the beneficial owners. Except as indicated in the footnotes which follow, such owners have sole voting power and sole investment power with respect to all shares listed above and all such shares are owned directly (i.e., not by virtue of an option or other right to acquire).
 (2) The address of Messrs. Riley, Marks, Gaines, Reid, Smith and Grear is Moore-Handley, Inc., P.O. Box 2607, Birmingham, Alabama 35202.
 (3) Includes 50,000 shares purchased under the Employee Stock Purchase Plan which are not issuable until the note for the purchase price has been paid in full.
 (4) Includes 6,000 shares purchased under the Employee Stock Purchase Plan which are not issuable until the note for the purchase price has been paid in full.
 (5) Does not include 54,000 shares owned by Mr. Marks' children, as to which Mr. Marks disclaims beneficial ownership.
 (6) Includes an aggregate of 73,500 shares held of record by two trusts established for Mr. Stubbs' children; Mr. Stubbs, who is a co-trustee of such trusts, disclaims beneficial ownership of such shares. Mr. Stubbs' address is 777 3rd Avenue 18th Floor, New York, New York 10017.
 (7) Includes 42,300 shares owned in a personal IRA account prior to becoming a director. Mr. Palmer's address is Flat 15, 55 Portland Place London, W1B 1QL.
 (8) Includes 12,000 shares covered by presently exercisable Special Options granted under 1991 Plan -- see "Information Regarding the Board of Directors".
 (9) Includes 75,000 shares covered by Options granted under 1991 Plan.
(10) Includes 25,000 shares covered by Options granted under 1991 Plan.
(11) Includes 75,000 shares covered by Options granted under 1991 Plan.
(12) Includes 10,000 shares covered by Options granted under 1991 Plan.

                              INDEPENDENT AUDITORS

     Ernst & Young LLP, which served as the Corporation's independent auditors in 2000 has been designated by the Board of Directors, upon recommendation of the Audit Committee as the Corporation's independent auditors for 2001. The shareholders are asked to ratify this action of the Board. The affirmation vote of a majority of the votes cast is required. Abstention and broken non-votes treated as votes for this purpose. No representative of that firm will be present at the Annual Meeting. Accordingly, no representative of that firm will have an opportunity to make a statement or will be available to respond to questions.

AUDIT FEES

     Ernst & Young LLP charged the Company an aggregate of $100,100 in fees for the audit of the Company's financial statements for the year ended December 31, 2000 and for the review of its quarterly financial statements included in Form 10Q during 2000.

ALL OTHER FEES

     Ernst & Young LLP charged the Company an aggregate of $66,715 for all other services rendered to the Company during 2000.

     The Audit Committee of the Board has considered whether the provision of the services other than audit services described above is compatible with maintaining the auditor's independence.

     THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP, AS INDEPENDENT AUDITORS FOR THE YEAR 2001.

                             SHAREHOLDER PROPOSALS

     It is anticipated that the 2001 Annual meeting of Shareholders will be held on April 25, 2002. In accordance with regulations issued by the Securities and Exchange Commission, shareholder proposals intended for presentation at that meeting must be received by the Secretary of the Corporation no later than November 30, 2001 if such proposals are to be considered for inclusion in the Corporation's Proxy Statement.

                                 OTHER MATTERS

     Management knows of no matters that are to be presented for action at the meeting, other than those set forth above. Pursuant to the Company's by-laws, for business to be properly brought before the annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company, not less than 30 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Such notice must be accompanied by the information required to be provided with respect to the business to be conducted at the instance of the stockholder as set forth in the Company's by-laws. If any other matters are brought before the meeting by a stockholder who has not complied with the advance notice provisions, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

     Proxies will be solicited by mail and may also be solicited in person or by telephone by some regular Employees of the Corporation. All expenses in connection with the preparation of proxy materials and the solicitation of proxies will be borne by the Corporation.

                                          By Order of the Board of Directors

                                          Gary Smith
                                          Chief Financial Officer

P. O. Box 2607
Birmingham, Alabama 35202
March 30, 2001

                                                                      APPENDIX A

                               MOORE-HANDLEY INC.

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

SECTION I.  PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the quality and integrity of the Company's financial reports; the Company's systems of internal controls regarding finance and accounting; and the Company's auditing, accounting and financial reporting processes generally. The Audit Committee's primary duties and responsibilities are to:

          - Serve as an independent and objective party to monitor the Company's financial reporting process and internal control systems.

          - Review and appraise the audit efforts of the Company's independent accountants and any internal auditor

          - Provide an open avenue of communication among the independent accountants, financial and senior management, any internal auditor, and the Board of Directors.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section III of this Charter.

SECTION II.  COMPOSITION

     (A) The Audit Committee shall be comprised of at least three members. Subject to paragraph (B), the Audit Committee shall be comprised solely of independent directors, each of whom is able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the audit committee. At least one member of the audit committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

     (B) Notwithstanding paragraph (A), one director who is not an independent director as defined in Rule 4200 of the Nasdaq Marketplace Rules, and is not a current employee or an immediate family member of such employee, may be appointed to the audit committee, if the board, under exceptional and limited circumstances, determines that membership on the committee by the individual is required by the best interests of the corporation and its shareholders, and the board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

SECTION III.  RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

  Review Financial Reports

     1. Review and discuss the Company's audited financial statements with the Company's management.

  Independent Accountants

     2. Review and recommend to the Board of Directors the engagement of independent accountants including approval of their fee and the scope and timing of their audit of the Company's financial statements.

     3. Review, with the independent accountants, the accountants' report on the Company's financial statements.

     4. Evaluate the performance of the independent accountants; where appropriate recommend that the Board of Directors replace the independent accountants and approve any proposed discharge of the independent accountants.

     5. On an annual basis, obtain from the Company's independent public accountants written disclosure delineating all relationships between such accountant and the Company and its affiliates, including the written disclosure and letter required by ISB Standard No. 1, as it may be modified or supplemented.

     6. From time to time, as appropriate, actively engage the Company's independent public accountants in a dialogue with respect to any disclosed relationships or services that may impact the objectivity and independence of such accountants and recommend to the Board of Directors appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

     7. Inform the independent accountants that they are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Shareholders.

     8. Periodically discuss with the independent accountants out of the presence of management the Company's internal controls, including their recommendations, if any, for improvements in the Company's internal controls and the implementation of such recommendations, the fullness and accuracy of the Company's financial statement and certain other matters required to be discussed by SAS 61, as it may be modified, and information that would be required to be disclosed by GAAS.

  Reviewing and Improving Processes

     9. Review, with the independent accountants and the Company's management, policies and procedures with respect to financial and accounting controls.

     10. As part of its job to foster open communication, the Committee should meet at least annually with the Company's management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed confidentially.

     11. Establish regular and separate systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

     12. After consultation with the independent accountants, review the integrity and quality of the organization's financial reporting processes, both internal and external, and the independent accountant's perception of the Company's financial and accounting personnel.

     13. Consider the independent accountants' judgments about the quality and appropriateness of the Company's accounting principles as applied and significant judgments affecting its financial reporting.

     14. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

     15. Following completion of the annual audit, review separately with each of management, the independent accountants and any internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

     16. Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

     17. Consider and recommend to the Board of Directors, if appropriate, major changes to the Company's financial reporting, auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

  Ethical and Legal Compliance

     18. Review the adequacy and appropriateness of the Company's Code of Business Conduct and ensure that management has established a system to enforce this Code. Review management's monitoring of the Company's compliance with the Code.

     19. State in the Audit Committee's Report in the Company's Annual Proxy Statement whether, based on the review and discussions referred to in items 1, 6, 7 and 9 above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the last fiscal year.

  Other

     20. Review and update this Charter annually.

     21. Perform any other activities consistent with this Charter, the Company's Articles of Association and applicable law, as the Committee or the Board deems necessary or appropriate.

                                                                      APPENDIX B

                              MOORE-HANDLEY, INC.

                        2001 INCENTIVE COMPENSATION PLAN

SECTION 1.  PURPOSE

     The purpose of the Plan is to enable the Company to attract, retain and reward key employees of the Company and its Subsidiaries, and strengthen the mutuality of interests between such key employees and the Company's shareholders.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Act" means the Securities Exchange Act of 1934, as amended.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary.

     (d) "Change in Control" means the happening of any of the following:

          (i) after the date of adoption of this Plan, any person, including a "group" as defined in Section 13(d) of the Act, but excluding the Company and any Subsidiary and any employee benefit plan sponsored or maintained by the Company or any Subsidiary, becomes the beneficial owner, directly or indirectly, of Stock representing 20% or more of the combined voting power of the Stock (other than any person, including any such group, which beneficially owned Stock representing 20% or more of such voting power prior to the date of adoption hereof);

          (ii) the commencement or announcement of a tender offer for a majority of the Stock;

          (iii) during any period of 24 consecutive months, the individuals who at the beginning of such period constitute the Board (the "Incumbent Directors") cease to constitute at least a majority thereof, provided that a director who was not a director at the beginning of such 24-month period shall be deemed to be an Incumbent Director if such director was elected (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) by, or with the approval of, at least two-thirds of the Incumbent Directors; or

          (iv) the approval by shareholders of (x) an agreement for the acquisition of the Company by an entity other than a Subsidiary through the purchase of stock or assets, or by merger, or otherwise, or (y) the liquidation of the Company.

     (e) "Change in Control Price" means the highest price per share paid or offered in any bona fide transaction related to a Change in Control of the Company at any time during the 60-day period immediately preceding the occurrence of the Change in Control.

     (f) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (g) "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more members. Each of the Committee members shall be a Non-Employee Director within the meaning of Rule 16b-3, as promulgated under the Act, and an "outside director" within the meaning of section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

     (h) "Company" means Moore-Handley, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

     (i) "Deferred Stock" means an award representing the right to receive Stock at the end of a specified deferral period.

     (j) "Fair Market Value" means, as of any given date, unless otherwise determined by the Committee in good faith, the closing sale price of the Stock on the National Association of Securities Dealers Automatic Quotation System ("NASDAQ") (or the closing sale price on the principal Stock exchange on which the Stock is listed) on such date, provided that if no sale of Stock occurs on such date, such determination shall be made as of the next preceding trading day on which sales of Stock occurred.

     (k) "Family Member" means, as to an optionholder, any (i) child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships), of such optionholder, (ii) trusts for the exclusive benefit of such persons and (iii) other entity owned solely by such persons.

     (l) "Incentive Stock Option" means any Stock Option designated as an "incentive stock option" within the meaning of Section 422 of the Code.

     (m) "Non-Employee Director" means a director who is a "Non-Employee Director" within the meaning Rule 16b-3, as promulgated under the Act.

     (n) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     (o) "Plan" means this Moore-Handley, Inc. 2001 Incentive Compensation Plan, as set forth herein and as may be amended from time to time.

     (p) "Restricted Stock" means an award of shares of Stock that is subject to the restrictions on transfer set forth in Section 6.

     (q) "Special Option" means an option to purchase shares of Stock granted automatically under the Plan pursuant to Section 8 to a Non-Employee Director.

     (r) "Stock" means the common stock, $.10 par value per share, of the Company.

     (s) "Stock Option" means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below and any Special Option.

     (t) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3.  SHARES AUTHORIZED

     There shall be 460,000 shares of Stock available for issuance under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any Restricted Stock or Deferred Stock award granted hereunder is forfeited or any such award or Stock Option otherwise terminates without a payment being made to the participant in cash or Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in
(i) the aggregate number of shares reserved for issuance under the Plan, (ii) the maximum number of Stock Options or other share awards which may be granted to an individual under Section 4, (iii) the number and option price of shares subject to outstanding Stock Options and (iv) the number of shares subject to other outstanding awards granted under the Plan as may be determined by the Committee, in its sole discretion, to ensure that no participant's rights are either enhanced or diluted by reason of such occurrence, provided that the number of shares subject to any award shall always be a whole number.

SECTION 4.  ELIGIBLE PARTICIPANTS

     Non-Employee Directors shall be eligible for grants of Special Options. The Committee shall select the key employees of the Company and its Subsidiaries who are eligible to receive a grant or award under the Plan other than a Special Option. During any 12 month period, no individual optionholder may be granted or awarded Stock Options, Restricted Stock or Deferred Stock with respect to more than 100,000 shares of Stock.

SECTION 5.  STOCK OPTIONS FOR EMPLOYEES

     (a) Grants. The Committee shall have the authority to grant to any eligible employee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

     (b) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 50% of the Fair Market Value of the Stock on the date of grant in the case of a Non-Qualified Stock Option and shall not be less than 100% of the Fair Market Value of the Stock on the date of grant in the case of an Incentive Stock Option.

     (c) Term and Exercisability. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant. If any Stock Option is initially exercisable only in installments, the Committee may waive such installment exercise provisions, in whole or in part, at any time at or after grant.

     (d) Method of Exercise. Stock Options which have become exercisable may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept (including, without limitation, through an arrangement with a broker approved by the Company whereby payment of the exercise price is accomplished with the proceeds of the sale of Stock which was subject to such Stock Option). As determined by the Committee, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option, in the form of Restricted Stock or Deferred Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee, which shall not be required to take into account any restriction on transfer or risk of forfeiture in making such determination). Unless otherwise determined by the Committee, if payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Deferred Stock, any Stock received upon such exercise shall be subject to the same forfeiture restrictions or deferral limitations as applied to the Restricted Stock or Deferred Stock surrendered.

     (e) Termination by Reason of Death or Disability. If an optionee's employment terminates by reason of his death or disability (as determined by the Committee on the basis of uniform rules, guidelines or procedures), any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of termination, or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (f) Termination by Reason of Retirement. If an optionee's employment with the Company and any Subsidiary terminates by reason of his retirement at or after age 65 or, with the Committee's prior consent, pursuant to the early retirement provisions of any retirement plan sponsored by the Company or a Subsidiary, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such retirement, or on such accelerated basis as the Committee may determine at or after grant, for a period of three years (or such shorter period as the Committee may specify at grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (g) Death Following Termination Due to Disability or Retirement. If an optionee dies following the termination of his employment due to disability or on account of his retirement and during the period in which he may exercise a Stock Option pursuant to Section 5(e) or 5(f), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of his death for a period of one year from the date of his death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

     (h) Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee's employment terminates for any reason other than those described in Sections 5(e) and (f), any Stock Option held by such optionee shall terminate; provided, however, that in no event shall any Stock Option be exercisable after any termination for Cause.

     (i) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422 (other than in connection with the cancellation of Stock Options pursuant to Section 9(a) below).

     (j) Exchange Provisions. The Committee may offer a participant the right to exchange any previously granted Stock Option for a cash payment or for a new Stock Option, including a new Stock Option having a lower option exercise price.

SECTION 6.  RESTRICTED STOCK

     (a) Awards. The Committee shall determine the eligible employees to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 6(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

     (b) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 6 shall be subject to the following restrictions and conditions:

          (i) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying the purchase price, if any, for such shares of Restricted Stock, which shall be equal to or less than their par value and may be zero.

          (ii) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

          (iii) Except as expressly provided in the Plan, or as otherwise determined by the Committee and set forth in a participant's award agreement, a recipient of Restricted Stock shall have all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

          (iv) Unless otherwise determined by the Committee at the time of grant, upon termination of a participant's employment with the Company and any Subsidiary for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, under rules comparable to those relating to the exercisability of options as set forth in Sections 5(e) through 5(h).

SECTION 7.  DEFERRED STOCK

     (a) Awards. The Committee shall determine the eligible employees to whom, and the time or times at which, Deferred Stock shall be awarded, the number of shares of Deferred Stock to be awarded, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the Stock will be deferred, and the other terms and conditions of the award in addition to those set forth in Section 7(b). Each award shall be confirmed by, and subject to the terms of, a Deferred Stock agreement executed by the Company and the participant. The provisions of Deferred Stock awards need not be the same with respect to each recipient.

     (b) Terms and Conditions. The shares of Deferred Stock awarded pursuant to this Section 7 shall be subject to the following terms and conditions:

          (i) Subject to the provisions of this Plan and the award agreement, Deferred Stock awards may not be sold, transferred, pledged or assigned during the Deferral Period. At the expiration of the Deferral Period, certificates shall be delivered to the participant, or his legal representative, for a number of shares of Stock equal to the Deferred Stock award.

          (ii) Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock award will, in the sole discretion of the Committee, either be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Stock to the extent shares are available under Section 3.

          (iii) Unless otherwise determined by the Committee at the time of grant, upon termination of a participant's employment with the Company and any Subsidiary for any reason during the Deferral Period for a given award, the Deferred Stock in question will vest, or be forfeited, under rules comparable to those relating to the exercisability of options as set forth in Sections 5(e) through 5(h).

          (iv) Based on such factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Stock award and/or waive the deferral limitations for all or any part of such award.

SECTION 8.  DIRECTORS' SPECIAL OPTIONS

     On the day after each annual meeting of stockholders of the Company occurring during the term of the Plan and commencing with the 2001 annual meeting, there shall be granted (without any action or exercise of any discretion on the part of the Committee) to each Non-Employee Director a Non-Qualified Stock Option to purchase 2000 shares of Stock. Each such Special Option granted under this Section 8 (i) shall have an exercise price equal to the Fair Market Value of the Stock on the date of grant, payable in cash or cash equivalents at the time of exercise, (ii) shall be immediately exercisable as to all shares of Stock covered thereby as of the date of grant, and (iii) shall terminate, if not previously exercised, on the tenth anniversary of the date of grant or, if earlier, the third anniversary of the date the Outside Director ceases to be a director of the Company.

SECTION 9.  CHANGE IN CONTROL PROVISIONS

     (a) Accelerated Vesting and Payment. Subject to the provisions of Section 9(b), in the event of a Change in Control, (i) each Stock Option shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Stock Option and, in connection with such a Change in Control, the Committee may, in its discretion, provide that each Stock Option shall, upon the occurrence of such Change in Control, be canceled in exchange for a payment in an amount equal to the excess, if any, of the Change in Control Price over the exercise price for such Stock Option and (ii) the restrictions and deferral limitations applicable to any Restricted Stock and Deferred Stock not already vested shall lapse and such shares and awards shall be deemed fully vested.

     (b) Alternative Awards. Notwithstanding Section 9(a), no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Stock Option, Restricted Stock or Deferred Stock awards if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a participant's employer (or the parent or an affiliate of such employer) immediately following the Change in Control; provided that any such Alternative Award must:

          (i) be based on stock which is traded on an established securities market, or that the Committee reasonably believes will be so traded within 60 days after the Change in Control;

          (ii) provide such participants with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such existing award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment;

          (iii) have substantially equivalent economic value to such existing award (determined at the time of the Change in Control); and

          (iv) have terms and conditions which provide that in the event that the participant's employment is involuntarily terminated or constructively terminated, any conditions on an participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.

     For purposes of this Section 9(b), a constructive termination shall mean a termination of employment by an optionholder following a material reduction in the participant's base salary or incentive compensation opportunity or a material reduction in the participant's responsibilities, in either case without the participant's written consent.

SECTION 10.  ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have the authority to (i) adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall deem advisable; (ii) interpret the terms and provisions of the Plan and any award issued under the Plan and any agreements relating thereto; and (iii) supervise the administration of the Plan. All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 11.  AMENDMENTS AND TERMINATION

     The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under any outstanding Stock Option, Restricted Stock award or Deferred Stock award without the optionee's or participant's consent, or which, without the approval of the Company's stockholders, would:

          (a) except as expressly provided in this Plan, increase the total number of shares of Stock issuable under the Plan;

          (b) decrease the option price of any Stock Option to less than 50% of the Fair Market Value on the date of grant;

          (c) materially change the employees or class of employees eligible to participate in the Plan; or

          (d) extend the maximum option period under Section 5(c) of the Plan.

     The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any holder without the holder's consent.

SECTION 12.  GENERAL PROVISIONS

     (a) Investment Representation. The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the optionee is acquiring the shares without a view to distribution thereof. All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, NASDAQ or any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

     (b) Transferability of Options. No Stock Option or other award made hereunder shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or his guardian or legal representative provided that the Committee may, in a Stock Option agreement or otherwise, permit transfers of Non-Qualified Stock Options to Family Members (including, without limitation, transfers effected by a domestic relations order).

     (c) No Right to Continued Employment. Neither the adoption of the Plan nor any grant or award thereunder shall confer upon any employee of the Company or any Subsidiary any right to continued employment nor shall it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

     (d) Tax Withholding. No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (e) Governing Law. The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 13.  TERM OF THE PLAN

     The Plan shall be effective as of March 23, 2001, subject to the approval of the Plan by the affirmative votes of the holders of a majority of the shares of Stock present or represented by proxy and entitled to vote at the annual meeting of stockholders of the Company in 2001. Any grants or awards made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such shareholders. No Stock Option, Restricted Stock award or Deferred Stock award shall be granted hereunder after March 23, 2011.

PROXY                         MOORE-HANDLEY, INC.
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 26, 2001
   PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MOORE-HANDLEY, INC.

    The undersigned hereby appoints WILLIAM RILEY, PIERCE E. MARKS, JR., MICHAEL GAINES and GARY SMITH, and each of them, the proxies of the undersigned with power of substitution to each, to vote all shares of Common Stock of the Corporation that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held at the Wynfrey Hotel at 1000 Riverchase Galleria, Hoover, Alabama on April 26, 2001 at 10:00 A.M. and any adjournment thereof, on all matters coming before said meeting.

    Election of Directors, Nominees: William Riley, Pierce E. Marks, Jr., Michael B. Stubbs, Michael Palmer and Michael Gaines
1.  ELECTION OF DIRECTORS:

    [ ]  FOR                                                     [ ]  WITHHELD
    [ ]  FOR, except vote withheld from the following
         nominee(s):

2.  APPROVAL OF MOORE-HANDLEY'S 2001 INCENTIVE COMPENSATION PLAN:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. TO RATIFY THE APPOINTMENT BY THE BOARD OF DIRECTORS OF ERNST & YOUNG LLP, CERTIFIED PUBLIC ACCOUNTANTS, AS INDEPENDENT AUDITORS FOR THE YEAR 2001:

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN
--------------------------------------------------------------------------------
    PLEASE MARK SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
             (Continued and to be dated and signed on reverse side)

4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no contrary instructions are indicated, this Proxy will be voted FOR the election of the Nominees as Directors, FOR the approval of the 2001 Incentive Compensation Plan, FOR ratification of the appointment of Ernst & Young, LLP as independent auditors for the year 2001.

  PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

                                                  Dated:                  , 2001
                                                     ----------------------

                                                  ------------------------------
                                                  Signature

                                                  ------------------------------
                                                  Signature

                                                  Please sign name(s) exactly as
                                                  printed hereon. Joint owners
                                                  should each sign. When signing
                                                  as attorney, executor,
                                                  administrator, trustee or
                                                  guardian, give full title as
                                                  such. If a Corporation, sign
                                                  in full corporate name by
                                                  President or other authorized
                                                  officer. If a partnership,
                                                  sign in partnership name by
                                                  authorized person.